Exhibit 99.1

NXT-ID, Inc. Releases Preliminary Results for the Quarter Ended September 30, 2016

MELBOURNE, Florida, October 10, 2016 /PRNewswire/ --

NXT-ID, Inc. (NASDAQ: NXTD) ("NXT-ID" or the "Company"), a company focused on the growing mobile commerce market announces selected preliminary results for the quarter ended September 30, 2016.

Revenues were approximately $3,000,000 for the three months ended September 30, 2016 compared to $418,128 for the same period in 2015. Revenues from the recent LogicMark acquisition were included from July 25, 2016, and accounted for approximately 90% of the increase from the comparative period in 2015. The operating loss for the three months ended September 30, 2016 narrowed to approximately $500,000 compared to an operating loss of $3,003,496 for the same period in 2015. The net loss for the three months ended September 30, 2016 was approximately $1,500,000 after approximately $1,000,000 in interest expense compared to a net loss of $3,543,313 for the three months ended September 30, 2015.

"Our recent acquisition, LogicMark, has performed well since July 25, 2016 and was a major contributor to the improved results," said Gino Pereira, Chief Executive Officer of NXT-ID, Inc. "We also continue to make good progress on our collaboration with WorldVentures to develop their innovative smart card. We are planning to commence deliveries on the outstanding $15 million purchase order in the last quarter of 2016. We expect the last quarter of 2016 to show continued improved results as we will have a full quarter contribution from LogicMark as well as smart card deliveries to WorldVentures."

Preliminary Results

The results provided in this press release are preliminary and subject to completion and review of Nxt-ID's 2016 third quarter financial statements in conjunction with the Company's 2016 third quarter Form 10-Q filing, and therefore they are subject to change.  Nxt-ID intends to report final results for the 2016 third quarter on or about November 14, 2016, after market close. Nxt-ID's earnings press release and prepared remarks reviewing its financial results and guidance will be made available on the Investor Relations section of its website.

About NXT- ID Inc. - Mobile Security for a Mobile World

NXT-ID, Inc.'s innovative MobileBio® solution mitigates consumer risks associated with mobile computing, m-commerce and smart OS-enabled devices. The company is focused on the growing m-commerce market, launching its innovative MobileBio suite of biometric solutions that secure consumers' mobile platforms. With extensive experience in Biometric Identity Verification, Security and Privacy, Encryption and Data Protection, Payments, Miniaturization and Sensor technologies, the Company partners with industry leading companies to provide solutions for modern payment and IoT applications.

http://nxt-id.com/, http://wocketwallet.com/, http://www.logicmark.com

Forward-Looking Statements for NXT-ID: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Such risks and uncertainties include, among other things, our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the availability of financing; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

NXT-ID Inc. Contact :

Corporate info: info@nxt-id.com

Media:

D. Van Zant
1-800-665-0411
press@nxt-id.com